Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Enlivex Therapeutics Ltd. of our report dated April 20, 2021 with respect to the financial statements of Enlivex Therapeutics Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Securities and Exchange Commission on April 30, 2021.

/s/ Yarel + Partners

Yarel + Partners

Tel Aviv, Israel

June 4, 2021